Exhibit 23.4

CONSENT OF GREG MEHOS & ASSOCIATES

We hereby consent to (i) the use of the name Greg Mehos & Associates LLC, (ii) references to Greg Mehos & Associates LLC as independent professional engineers, and (iii) the use of information derived, summarized, quoted, or referenced from our laboratory demonstration report dated as of June 20, 2023 (the “Demonstration Test Results”), owned and commissioned by International Battery Metals, Ltd (“IBAT”), or portions thereof, that was prepared by us, that we supervised the preparation of, which contains our summary laboratory demonstration test observations, in IBAT’s Registration Statement on Form S-1 dated April 17, 2025 (the “Registration Statement”) and the related prospectus that is a part thereof. We further consent to the inclusion of the Demonstration Test Results as an exhibit in the Registration Statement. We further consent to the use of and reference to our name, Greg Mehos & Associates LLC under the heading “EXPERTS” in the Registration Statement and related prospectus.

Greg Mehos & Associates LLC

Signed by:	/s/ Greg Mehos
Name:	Greg Mehos
Title:	Director, Ph.D., P.E.
Professional Engineers License No. 39736 (Massachusetts)
Date:	March 24, 2025